UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2026

CARDLYTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38386		26-3039436
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)
675 Ponce de Leon Avenue NE, Suite 4100	Atlanta	Georgia	30308
(Address of principal executive offices, including zip code)
	(888)	798-5802
(Registrant's telephone, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CDLX	The Nasdaq Stock Market LLC
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 10, 2026, Nick Lynton, Chief Legal and Privacy Officer of Cardlytics, Inc. (the “Company”), notified the Company of his intent to resign from such position, effective as of the earlier of the appointment of his successor or the close of business on July 3, 2026 (the “Effective Date”).

In connection with Mr. Lynton’s resignation, on May 10, 2026, the Company and Mr. Lynton entered into a Transition Agreement (the “Transition Agreement”), which replaced the Amended and Restated Separation Pay Agreement between Mr. Lynton and the Company, dated as of August 8, 2022. Pursuant to the Transition Agreement, Mr. Lynton will continue to provide services to the Company through the Effective Date. In the event Mr. Lynton’s successor is appointed prior to the Effective Date, Mr. Lynton will remain employed in a non-officer advisory role through the Effective Date, primarily focused on transitioning his responsibilities. Through the date his employment ends, Mr. Lynton will continue to receive his current base salary and benefits. The Transition Agreement further states that following the Effective Date, and provided that Mr. Lynton complies with the Transition Agreement and further executes a separate Release Agreement that contains both a release of claims against the Company and certain restrictive covenants that are binding upon Mr. Lynton, the Company shall pay Mr. Lynton a lump sum separation payment of $380,000 and shall reimburse Mr. Lynton on a monthly basis for the COBRA premiums actually paid by Mr. Lynton for up to twelve months, subject to certain criteria. Additionally, the Company shall pay Mr. Lynton an additional lump sum payment of $70,320.21, which is expected to be paid in the first quarter of 2027.

The foregoing description of the Transition Agreement is not complete and is qualified in its entirety by reference to the Transition Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cardlytics, Inc.

Date:	May 12, 2026	By:	/s/ Amit Gupta
Amit Gupta
Chief Executive Officer (Principal Executive Officer)